UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): September 11, 2017
Boston Private Financial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Massachusetts	0-17089	04-2976299
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
Ten Post Office Square, Boston, Massachusetts 02109
(Address of principal executive offices)
(617) 912-1900
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
☐    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 11, 2017, the Board of Directors of Boston Private Financial Holdings, Inc. (the “Company”) elected Luis A. Ubinas to the Board of Directors. Mr. Ubinas will also serve as a director on the board of directors of Boston Private Bank & Trust Company (the “Bank”). Mr. Ubinas will serve as a member of the Compensation, Governance and Executive Committees and the Risk Management Committees of the Company’s and the Bank’s boards of directors.
There is no arrangement or understanding between Mr. Ubinas and any other persons pursuant to which he was selected as a director.
A copy of the press release issued by the Company is filed herewith as Exhibit 99.1 and is incorporated by reference herein.

Item 8.01.     Other Events
On September 11, 2017, the Board of Directors of the Company elected Jacqueline S. Shoback to the board of directors of the Bank. Ms. Shoback will continue to serve as Executive Vice President, Chief Client Development Officer of the Company and the Bank.
There is no arrangement or understanding between Ms. Shoback and any other persons pursuant to which she was selected as a director.

Item 9.01.	Financial Statements and Exhibits.

Exhibit 99.1    Press Release of the Company dated September 12, 2017.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.

	By:	/S/ DAVID J. KAYE
	Name:	David J. Kaye
	Title:	Executive Vice President, Chief Financial and Administrative Officer
Date: September 12, 2017

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of the Company dated September 12, 2017